Exhibit 99.1

SIRIUS INTERNATIONAL INSURANCE GROUP, LTD. REPORTS SECOND QUARTER 2019 RESULTS

Hamilton, Bermuda, August 7, 2019 — Sirius International Insurance Group, Ltd. (Nasdaq: SG) (“Sirius Group” or the “Company”) today reported results for the second quarter ended June 30, 2019. The Company reported comprehensive income of $8 million for the second quarter of 2019 compared to $49 million for the second quarter of 2018.  For the six months ended June 30, 2019, comprehensive income was $84 million.  Book value per common share was $15.47 as of June 30, 2019 compared to $14.80 as of December 31, 2018, an increase of 4.5% for the six months.

Adjusted book value per share(1), which assumes that the Series B preference shares will convert into common shares on a one-for-one basis, and also incorporates the impact of dilution arising from share-based compensation programs, was $15.87 as of June 30, 2019, compared to $15.24 as of December 31, 2018, an increase of 4.1% for the six months.

“Our bottom line results continued to be positive due to the strong investment environment in the second quarter,” said Kip Oberting, President and Chief Executive Officer of Sirius Group. “However, we experienced adverse development on prior year property reinsurance reserves, driven primarily by 2018 Japanese events, which weighed on our earnings for the quarter. Changes in pricing and terms are mixed, as we continue to shed underperforming accounts, but note positive movement, primarily in loss affected areas. There are also incremental growth opportunities in Global A&H, Specialty & Casualty, and our run-off Solutions business.”

•                  Net income attributable to common shareholders for the second quarter of 2019 was $7 million.  Basic and diluted earnings per common share was $0.05. This compares to net income attributable to common shareholders of $98 million and basic and diluted earnings per common share of $0.78 for the second quarter of 2018.

•                  For the six months ended June 30, 2019, net income attributable to common shareholders was $102 million, a return on beginning common shareholders’ equity of 6.0% for the six months. Basic and diluted earnings per common share was $0.80. This compares to net income attributable to common shareholders of $138 million and basic and diluted earnings per common share of $1.11 for the six months ended June 30, 2018. The first six months of 2019 results reflect the $9 million charge related to the increase in redemption value of the Series B preference shares.

•                  For the second quarter of 2019, Operating (loss) attributable to common shareholders(1) was $(19) million compared to Operating income attributable to common shareholders of $41 million for the second quarter of 2018. For the six months ended June 30, 2019, Operating (loss) attributable to common shareholders was $(1) million compared to Operating income attributable to common shareholders of $71 million for same period in 2018.

(1) Adjusted book value, Adjusted book value per share and Operating (loss) income attributable to common shareholders are non-GAAP financial measures. See the accompanying Reconciliation of Non-GAAP Financial Measures.

Chief Financial Officer, Ralph Salamone further commented, “Our Operating income, and more specifically our Global Property underwriting results were negatively impacted in the quarter by additions to net prior year loss reserves.  Most of the additions relate to prior year catastrophe losses with the largest increase being Typhoon Jebi, where industry loss estimates have increased dramatically since the event occurred.  Offsetting this on a bottom line basis, our investments performed well as did our Global A&H segment, which continues to produce nice, steady profits.  Overall, net premium volume was more than 10% higher for the six months compared to last year, with growth coming in Accident & Health and Casualty lines.”

Second Quarter and Year to Date 2019 Summary

Underwriting

Sirius Group’s combined ratio was 105% for the second quarter of 2019 compared to 83% for the second quarter of 2018. The increase in the combined ratio was driven by higher net unfavorable prior year loss reserve development mainly in the Global Property segment. The second quarter of 2019 included 17 points of net unfavorable prior year loss reserve development compared to 3 points of net favorable prior year loss reserve development for the second quarter of 2018. Catastrophe losses were light for both periods; the second quarter of 2019 and 2018 combined ratios included 2 points and less than 1 point, respectively, of current year catastrophe losses, net of reinsurance and reinstatement premiums.

•                  Gross written premiums for the second quarter of 2019 were $487 million, a decrease of 4% compared to the second quarter of 2018.  Absent the effect of a single fronting arrangement within the Global Property segment, Gross written premiums increased by 20% compared to the same period last year.

•                  Pre-tax catastrophe losses, net of reinsurance and reinstatement premiums, amounted to $8 million in the quarter.

•                  Highlights by reportable segment for the second quarter of 2019 include the following:

•                  Global Property produced a $(14) million underwriting (loss) and a 108% combined ratio driven mainly by net unfavorable prior year loss reserve development of $56 million primarily from Typhoon Jebi.

•                  Global A&H produced $8 million of underwriting income, including net service fee income from IMG and Armada, and a combined ratio of 97%.

•                  Specialty & Casualty produced a $(8) million underwriting (loss) and a combined ratio of 109%, driven mainly by net unfavorable prior year loss reserve development of $6 million and higher current accident year losses for the Aviation & Space book.

•                  Runoff & Other produced a $(6) million underwriting (loss) mainly from net unfavorable prior year loss reserve development.

For the six months ended June 30, 2019, Sirius Group’s combined ratio was 99% compared to 85% for the six months ended June 30, 2018. The increase in the combined ratio was driven by higher net unfavorable prior year loss reserve development mainly in the Global Property segment. The first six months of 2019 included 12 points of net unfavorable prior year loss reserve development compared to 2 points of net favorable prior year loss reserve development for the six months ended June 30, 2018. Catastrophe losses were light for both periods; the first six months of 2019 and 2018 combined ratios each included 1 point of current year catastrophe losses, net of reinsurance and reinstatement premiums.

•                  Gross written premiums for the first six months of 2019 were $1,109 million, a decrease of 1% compared to the same period in 2018.  Absent the effect of a single fronting arrangement within the Global Property segment, Gross written premiums increased by 7% compared to the same period last year.

•                  Pre-tax catastrophe losses, net of reinsurance and reinstatement premiums, amounted to $10 million for the six months ended June 30, 2019.

•                  Highlights by reportable segment for the six months of 2019 included the following:

•                  Global Property produced underwriting income of $19 million and a 94% combined ratio driven mainly by net unfavorable prior year loss reserve development of $67 million, partially offset by low current year catastrophe losses.

•                  Global A&H produced $20 million of underwriting income, including net service fee income from IMG and Armada of $19 million, and a combined ratio of 99%. Underwriting results were adversely impacted by $5 million of net unfavorable prior year loss reserve development.

•                  Specialty & Casualty produced a $(10) million underwriting (loss) and a combined ratio of 106%, driven mainly by a $4 million loss from the first quarter 2019 Ethiopian Airline flight crash and net unfavorable prior year loss reserve development of $5 million.

•                  Runoff & Other produced a $(11) million underwriting (loss) mainly due to net unfavorable prior year loss reserve movements.

Investments and Other

•                  During the second quarter of 2019, the investment portfolio returned 1.5% in original currencies and 1.7% in U.S. Dollars.

•                  Net investment income increased $5 million or 26% for the second quarter of 2019 to $24 million, from $19 million for the second quarter of 2018, primarily due to a higher interest rate environment.

•                  Net realized and unrealized investment gains were $31 million for the second quarter of 2019 compared to $33 million for the second quarter of 2018. The decrease was driven by unrealized foreign currency losses.

•                  For the first six months of 2019, the investment portfolio returned 3.6% in both original currencies and in U.S. Dollars, respectively.

•                  Net investment income increased $15 million or 50% for the six months ended June 30, 2019 to $45 million, from $30 million for the same period last year, primarily due to a higher interest rate environment.

•                  Net realized and unrealized investment gains were $114 million for the six months ended June 30, 2019 compared to $45 million for the same period last year. The increase was driven by unrealized gains arising from investments consistent with overall market performance, which were somewhat offset by foreign currency translation losses recognized through other comprehensive income of $42 million.

•                  Common shareholders’ equity ended the second quarter of 2019 at $1,784 million as compared to $1,705 million at December 31, 2018. The increase is primarily due to comprehensive income of $84 million. Adjusted book value(1) ended the second quarter of 2019 at $2,027 million compared to $1,937 million at December 31, 2018.

Conference Call

A conference call discussing the second quarter results will be held on August 8, 2019 at 8:30 a.m. Eastern Time. A live, listen-only webcast of the call will be available via the Investor Relations section of our website located at http://ir.siriusgroup.com. A replay of the webcast will be available on the website shortly after the call and archived for 1 year. The teleconference can be accessed by dialing (844) 746-0740 for U.S. callers and (412) 317-5272 for international callers.

Supplemental Materials

In addition to this press release, we have provided supplemental financial information relating to second quarter results. Recipients are encouraged to visit the “Financial Information” section of Sirius Group’s website located at http://ir.siriusgroup.com to view the supplemental financial information.

Non-GAAP Financial Measures

In presenting Sirius Group’s results, management has included and discussed non-GAAP financial measures:  Adjusted book value, Adjusted book value per share and Operating (loss) income attributable to common shareholders. The Company believes that these non-GAAP financial measures, which may be defined and calculated differently by other companies, better explain and enhance the understanding of the Company’s results of operations. However, these measures should not be viewed as a substitute for those determined in accordance with generally accepted accounting principles in the United States of America (‘‘GAAP’’).  A reconciliation of Adjusted book value, Adjusted book value per share and Operating (loss) income attributable to common shareholders to the most comparable GAAP measures is included in the attached financial information in accordance with Regulation G.

About Sirius Group

Sirius Group, with roots back to 1945 in Stockholm, is a global multi-line (re)insurer that utilizes its unique global branch network to provide solutions to approximately 1,800 clients in over 150 countries, with approximately 7,500 treaties in force. The primary (re)insurance operating subsidiaries are located in Bermuda, Stockholm, New York, and London. Sirius Group provides a fully diversified set of health and travel products to consumers through its two managing general underwriters, ArmadaGlobal and International Medical Group. Sirius Group has been publicly traded since November 2018. Additional information is available at Sirius Group’s website located at www.siriusgroup.com.

Cautionary Note Regarding Forward-Looking Statements

We have made statements in this press release that are forward-looking statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995, including statements about Sirius Group’s products’ pricing and terms and potential growth in certain segments.   You can identify forward-looking statements by the use of forward-looking terminology such as “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “target,” “continue,” “could,” “may,” “might,” “will,” “possible,” “potential,” “predict,” “should,” “would,” “seeks,” “likely,” and other similar words and expressions, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements are based on the current expectations of the management of Sirius Group and speak only as of the date of this document. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, Sirius Group’s exposure to unpredictable catastrophic and casualty events and unexpected accumulations of attritional losses; increased competition from existing insurers and reinsurers and from alternative capital providers, such as insurance-linked funds and collateralized special purpose insurers; decreased demand for Sirius Group’s insurance or reinsurance products, consolidation and cyclical changes in the insurance and reinsurance industry; the inherent uncertainty of estimating loss and loss adjustment expenses reserves, including asbestos and environmental reserves, and the possibility that such reserves may be inadequate to cover Sirius Group’s ultimate liability for losses; a decline in Sirius Group’s operating subsidiaries’ ratings with rating agencies; the exposure of Sirius Group’s investments to interest rate, credit, equity risks and market volatility, which may limit Sirius Group’s net income and may affect the adequacy of its capital and liquidity; the impact of various risks associated with transacting business in foreign countries, including foreign currency exchange-rate risk and political risks on investments in, and revenues from, Sirius Group’s operations outside the U.S.; the possibility that Sirius Group may become subject to additional onerous governmental or regulatory requirements or fail to comply with applicable regulatory and solvency requirements;  Sirius Group’s significant deferred tax assets may become materially impaired as a result of insufficient taxable income or a reduction in applicable corporate tax rates or other change in applicable tax law; a decrease in the fair value of Global A&H and/or Sirius Group’s intangible assets may result in future impairments; the limited liquidity and trading of Sirius Group’s securities; CMIG International Holding Pte. Ltd.’s status as a controlling shareholder; Sirius Group’s status as a publicly traded company, foreign private issuer and controlled company; and other subsequent factors identified in Sirius Group’s Annual Report on Form 10-K for the year ended December 31, 2018, Quarterly Reports on Form 10-Q and other filings with the U.S. Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should any of the assumptions made by the management of Sirius Group prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Except as required by applicable law, we disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, or new information, data or methods, future events or other changes.

Contact:

Sirius Group

Matthew Kirk

Investor Relations

investor.relations@siriusgroup.com

(212) 312-2525

Sirius International Insurance Group, Ltd.

Consolidated Balance Sheets

As at June 30, 2019 and December 31, 2018

(Expressed in millions of U.S. dollars, except share information)	June 30, 2019	December 31, 2018
	Unaudited
Assets
Fixed maturity investments, trading, at fair value (Amortized cost 2019: $1,774.2; 2018: $1,952.9)	$1,815.7	$1,949.2
Short-term investments, at fair value (Amortized cost 2019: $881.3; 2018: $716.1)	882.9	715.5
Equity securities, trading, at fair value (Cost 2019: $376.2; 2018: $409.4)	387.8	380.0
Other long-term investments, at fair value (Cost 2019: $349.9; 2018: $337.6)	379.9	365.0
Cash	116.8	119.4
Restricted cash	13.7	12.8
Total investments and cash	3,596.8	3,541.9
Accrued investment income	13.3	14.1
Insurance and reinsurance premiums receivable	861.3	630.6
Reinsurance recoverable on unpaid losses	357.4	350.2
Reinsurance recoverable on paid losses	69.8	55.0
Funds held by ceding companies	237.6	186.8
Ceded unearned insurance and reinsurance premiums	188.1	159.8
Deferred acquisition costs	158.8	141.6
Deferred tax asset	174.4	202.5
Accounts receivable on unsettled investment sales	2.0	5.0
Goodwill	400.6	400.6
Intangible assets	187.7	195.6
Other assets	171.4	124.0
Total assets	$6,419.2	$6,007.7
Liabilities
Loss and loss adjustment expense reserves	$2,023.3	$2,016.7
Unearned insurance and reinsurance premiums	879.5	647.2
Ceded reinsurance payable	256.9	206.9
Funds held under reinsurance treaties	126.6	110.6
Deferred tax liability	229.7	237.4
Debt	685.9	696.8
Accounts payable on unsettled investment purchases	2.6	3.2
Other liabilities	186.3	150.5
Total liabilities	4,390.8	4,069.3
Commitments and contingencies
Mezzanine equity
Series B preference shares	241.3	232.2
Common shareholders’ equity
Common shares (shares issued and outstanding, 2019: 115,296,918; 2018: 115,151,251)	1.2	1.2
Additional paid-in surplus	1,093.5	1,089.1
Retained earnings	918.5	816.6
Accumulated other comprehensive (loss)	(229.1)	(202.4)
Total common shareholders’ equity	1,784.1	1,704.5
Non-controlling interests	3.0	1.7
Total equity	1,787.1	1,706.2
Total liabilities, mezzanine equity, and equity	$6,419.2	$6,007.7

Sirius International Insurance Group, Ltd.

Consolidated Statements of Income (Unaudited)

For the three months and six months ended June 30, 2019 and 2018

(Expressed in millions of U.S. dollars, except share and per share	Three months ended June 30,		Six months ended June 30,
information)	2019	2018	2019	2018
Revenues
Net earned insurance and reinsurance premiums	$370.7	$308.9	$682.6	$593.4
Net investment income	24.4	19.2	44.5	30.0
Net realized investment gains	15.6	7.8	24.6	4.1
Net unrealized investment gains	15.5	24.7	89.5	40.7
Net foreign exchange (losses) gains	(0.6)	25.6	4.5	22.1
Other revenue	15.4	55.6	35.0	79.0
Total revenues	441.0	441.8	880.7	769.3
Expenses
Loss and loss adjustment expenses	278.0	151.4	461.9	292.4
Insurance and reinsurance acquisition expenses	77.0	66.8	140.3	129.8
Other underwriting expenses	35.5	38.2	70.8	81.4
General and administrative expenses	28.2	24.2	52.6	38.5
Intangible asset amortization expenses	4.0	4.0	7.9	7.9
Interest expense on debt	8.0	7.8	15.6	15.5
Total expenses	430.7	292.4	749.1	565.5
Pre-tax income	10.3	149.4	131.6	203.8
Income tax expense	(2.1)	(51.2)	(19.3)	(62.3)
Net income	8.2	98.2	112.3	141.5
Income attributable to non-controlling interests	(0.8)	(0.4)	(1.2)	(0.6)
Income attributable to Sirius Group	7.4	97.8	111.1	140.9
Change in carrying value of Series B preference shares	(0.8)	—	(9.2)	—
Accrued dividends on Series A redeemable preference shares	—	—	—	(2.6)
Net income attributable to Sirius Group’s common shareholders	$6.6	$97.8	$101.9	$138.3

Net income per common share and common share equivalent
Basic earnings per common share and common share equivalent	$0.05	$0.78	$0.80	$1.11
Diluted earnings per common share and common share equivalent	$0.05	$0.78	$0.80	$1.11
Weighted average number of common shares and common share equivalents outstanding:
Basic weighted average number of common shares and common share equivalents outstanding	115,243,685	120,000,000	115,212,772	120,000,000
Diluted weighted average number of common shares and common share equivalents outstanding	115,796,367	120,000,000	127,542,402	120,000,000

Sirius International Insurance Group, Ltd.

Consolidated Statements of Comprehensive Income (Unaudited)

For the three months and six months ended June 30, 2019 and 2018

	Three months ended June 30,		Six months ended June 30,
(Expressed in millions of U.S. dollars)	2019	2018	2019	2018
Comprehensive income
Net income	$8.2	$98.2	$112.3	$141.5
Other comprehensive income (loss)
Change in foreign currency translation, net of tax	1.1	(48.5)	(26.7)	(61.9)
Total other comprehensive income (loss)	1.1	(48.5)	(26.7)	(61.9)
Comprehensive income	9.3	49.7	85.6	79.6
Net (income) attributable to non-controlling interests	(0.8)	(0.4)	(1.2)	(0.6)
Comprehensive income attributable to Sirius Group	$8.5	$49.3	$84.4	$79.0

Sirius International Insurance Group, Ltd.

Consolidated Underwriting Results by Segment

	Three months ended June 30, 2019
(Expressed in millions of U.S. dollars)	Global Property	Global A&H	Specialty & Casualty	Runoff & Other	Corporate Elimination	Total
Gross written premiums	$236.2	$152.8	$96.9	$1.2	$—	$487.1
Net written premiums	$191.6	$120.6	$89.2	$0.3	$—	$401.7
Net earned insurance and reinsurance premiums	$164.3	$118.8	$87.3	$0.3	$—	$370.7
Loss and allocated LAE	(131.3)	(71.8)	(61.3)	(2.4)	—	(266.8)
Insurance and reinsurance acquisition expenses	(27.2)	(36.0)	(24.6)	(1.8)	12.6	(77.0)
Technical profit (loss)	5.8	11.0	1.4	(3.9)	12.6	26.9
Unallocated LAE	(2.6)	(2.0)	(2.2)	(0.2)	(4.2)	(11.2)
Other underwriting expenses	(17.0)	(5.9)	(6.7)	(1.1)	(4.8)	(35.5)
Underwriting income (loss)	(13.8)	3.1	(7.5)	(5.2)	3.6	(19.8)
Service fee revenue	—	30.3	—	—	(13.7)	16.6
Managing general underwriter unallocated LAE	—	(5.3)	—	—	5.3	—
Managing general underwriter other underwriting expenses	—	(4.8)	—	—	4.8	—
General and administrative expenses, MGU + Runoff & Other	—	(15.0)	—	(1.0)	—	(16.0)
Underwriting income (loss), including net service fee income	$(13.8)	$8.3	$(7.5)	$(6.2)	$—	$(19.2)

Underwriting Ratios (1) (2)
Loss ratio	81.5%	62.1%	72.7%	NM	NM	75.0%
Acquisition expense ratio	16.6%	30.3%	28.2%	NM	NM	20.8%
Other underwriting expense ratio	10.3%	5.0%	7.7%	NM	NM	9.6%
Combined ratio	108.4%	97.4%	108.6%	NM	NM	105.4%

(1) Underwriting ratios are calculated by dividing the related expense by net earned insurance and reinsurance premiums.

(2) Ratios considered not meaningful (“NM”) to Runoff & Other and Corporate Eliminations.

Sirius International Insurance Group, Ltd.

Consolidated Underwriting Results by Segment

	Three months ended June 30, 2018
(Expressed in millions of U.S. dollars)	Global Property	Global A&H	Specialty & Casualty	Runoff & Other	Corporate Elimination	Total
Gross written premiums	$325.4	$112.3	$60.9	$6.4	$—	$505.0
Net written premiums	$177.0	$82.8	$55.1	$5.4	$—	$320.3
Net earned insurance and reinsurance premiums	$167.5	$80.8	$55.5	$5.1	$—	$308.9
Loss and allocated LAE	(68.2)	(40.9)	(31.7)	(0.3)	—	(141.1)
Insurance and reinsurance acquisition expenses	(34.1)	(26.4)	(14.6)	(1.5)	9.8	(66.8)
Technical profit	65.2	13.5	9.2	3.3	9.8	101.0
Unallocated LAE	(2.5)	(1.0)	(1.7)	—	(5.1)	(10.3)
Other underwriting expenses	(18.1)	(6.3)	(7.9)	(2.4)	(3.5)	(38.2)
Underwriting income (loss)	44.6	6.2	(0.4)	0.9	1.2	52.5
Service fee revenue	—	27.4	—	—	(9.8)	17.6
Managing general underwriter unallocated LAE	—	(5.1)	—	—	5.1	—
Managing general underwriter other underwriting expenses	—	(3.5)	—	—	3.5	—
General and administrative expenses, MGU + Runoff & Other	—	(14.2)	—	(1.0)	—	(15.2)
Underwriting income (loss), including net service fee income	$44.6	$10.8	$(0.4)	$(0.1)	$—	$54.9

Underwriting Ratios (1) (2)
Loss ratio	42.2%	51.9%	60.2%	NM	NM	49.0%
Acquisition expense ratio	20.4%	32.7%	26.3%	NM	NM	21.6%
Other underwriting expense ratio	10.8%	7.8%	14.2%	NM	NM	12.4%
Combined ratio	73.4%	92.4%	100.7%	NM	NM	83.0%

(1) Underwriting ratios are calculated by dividing the related expense by net earned insurance and reinsurance premiums.

(2) Ratios considered not meaningful (“NM”) to Runoff & Other and Corporate Eliminations.

Sirius International Insurance Group, Ltd.

Consolidated Underwriting Results by Segment

	Six months ended June 30, 2019
(Expressed in millions of U.S. dollars)	Global Property	Global A&H	Specialty & Casualty	Runoff & Other	Corporate Elimination	Total
Gross written premiums	$566.9	$322.1	$217.8	$2.6	$—	$1,109.4
Net written premiums	$432.9	$255.5	$197.4	$0.7	$—	$886.5
Net earned insurance and reinsurance premiums	$304.0	$214.9	$163.0	$0.7	$—	$682.6
Loss and allocated LAE	(193.9)	(135.0)	(108.9)	(3.5)	—	(441.3)
Insurance and reinsurance acquisition expenses	(53.0)	(62.6)	(45.1)	(2.5)	22.9	(140.3)
Technical profit (loss)	57.1	17.3	9.0	(5.3)	22.9	101.0
Unallocated LAE	(4.7)	(3.5)	(4.1)	(0.7)	(7.6)	(20.6)
Other underwriting expenses	(33.2)	(12.0)	(14.9)	(3.2)	(7.5)	(70.8)
Underwriting income (loss)	19.2	1.8	(10.0)	(9.2)	7.8	9.6
Service fee revenue	—	66.6	—	—	(24.7)	41.9
Managing general underwriter unallocated LAE	—	(9.4)	—	—	9.4	—
Managing general underwriter other underwriting expenses	—	(7.5)	—	—	7.5	—
General and administrative expenses, MGU + Runoff & Other	—	(31.2)	—	(1.8)	—	(33.0)
Underwriting income (loss), including net service fee income	$19.2	$20.3	$(10.0)	$(11.0)	$—	$18.5

Underwriting Ratios (1) (2)
Loss ratio	65.3%	64.4%	69.3%	NM	NM	67.7%
Acquisition expense ratio	17.4%	29.1%	27.7%	NM	NM	20.6%
Other underwriting expense ratio	10.9%	5.6%	9.1%	NM	NM	10.4%
Combined ratio	93.6%	99.1%	106.1%	NM	NM	98.7%

(1) Underwriting ratios are calculated by dividing the related expense by net earned insurance and reinsurance premiums.

(2) Ratios considered not meaningful (“NM”) to Runoff & Other and Corporate Eliminations.

Sirius International Insurance Group, Ltd.

Consolidated Underwriting Results by Segment

	Six months ended June 30, 2018
(Expressed in millions of U.S. dollars)	Global Property	Global A&H	Specialty & Casualty	Runoff & Other	Corporate Elimination	Total
Gross written premiums	$672.0	$257.9	$176.4	$13.9	$—	$1,120.2
Net written premiums	$424.2	$198.3	$155.7	$11.5	$—	$789.7
Net earned insurance and reinsurance premiums	$303.6	$168.8	$109.9	$11.1	$—	$593.4
Loss and allocated LAE	(138.6)	(86.7)	(53.3)	2.1	—	(276.5)
Insurance and reinsurance acquisition expenses	(63.4)	(55.6)	(28.7)	(2.2)	20.1	(129.8)
Technical profit	101.6	26.5	27.9	11.0	20.1	187.1
Unallocated LAE	(4.4)	(2.6)	(2.9)	(0.9)	(5.1)	(15.9)
Other underwriting expenses	(35.5)	(14.3)	(15.9)	(3.8)	(11.9)	(81.4)
Underwriting income (loss)	61.7	9.6	9.1	6.3	3.1	89.8
Service fee revenue	—	60.2	—	—	(20.1)	40.1
Managing general underwriter unallocated LAE	—	(5.1)	—	—	5.1	—
Managing general underwriter other underwriting expenses	—	(11.9)	—	—	11.9	—
General and administrative expenses, MGU + Runoff & Other	—	(23.7)	—	(2.1)	—	(25.8)
Underwriting income (loss), including net service fee income	61.7	29.1	9.1	4.2	—	104.1

Underwriting Ratios (1) (2)
Loss ratio	47.1%	52.9%	51.1%	NM	NM	49.3%
Acquisition expense ratio	20.9%	32.9%	26.1%	NM	NM	21.9%
Other underwriting expense ratio	11.7%	8.5%	14.5%	NM	NM	13.7%
Combined ratio	79.7%	94.3%	91.7%	NM	NM	84.9%

(1) Underwriting ratios are calculated by dividing the related expense by net earned insurance and reinsurance premiums.

(2) Ratios considered not meaningful (“NM”) to Runoff & Other and Corporate Eliminations.

Sirius International Insurance Group, Ltd.

Reconciliation of Non-GAAP Financial Measures

Adjusted book value per share

Adjusted book value and Adjusted book value per share are non-GAAP financial measures used to show the Company’s total worth on a per-share basis and is useful to management and investors in analyzing the intrinsic value of the Company.

Adjusted shares outstanding is derived by summing Common shares outstanding, Series B preference shares outstanding (which were issued to the cornerstone investors), and the Earned portion of share-based compensation awards.  Adjusted book value is derived by summing Total common shareholders’ equity, the Series B preference share amount reflected in mezzanine equity, and the Earned portion of future proceeds from stock option awards. Outstanding warrants are excluded as they are anti-dilutive as of the respective reporting dates.

At June 30, 2019, Adjusted book value and Adjusted book value per share include the earned effects of share-based compensation awards issued during 2019.

Adjusted book value per share is derived by dividing the Adjusted book value by the Adjusted shares outstanding. The reconciliation to Total common shareholders’ equity and Book value per common share, the most directly comparable GAAP measures, are presented in the table below.

	June 30,	December 31,
(Expressed in millions of U.S. Dollars, except share amounts)	2019	2018
Common shares outstanding	115,296,918	115,151,251
Series B preference shares outstanding	11,901,670	11,901,670
Earned share-based compensation awards, excluding stock options	374,912	—
Earned portion of Stock option awards issued	152,772	—
Adjusted shares outstanding	127,726,272	127,052,921

Total common shareholders’ equity	$1,784.1	$1,704.5
Series B preference shares	241.3	232.2
Earned portion of future proceeds from stock option awards	1.9	—
Adjusted book value	$2,027.3	$1,936.7

Book value per common share	$15.47	$14.80
Adjusted book value per share	$15.87	$15.24

Operating (loss) income attributable to common shareholders

The Company uses Operating (loss) income attributable to common shareholders as a measure to evaluate the underlying fundamentals of its operations and believes it to be a useful measure of its core performance. Operating (loss) income attributable to common shareholders as used herein differs from net income attributable to common shareholders, which the Company believes is the most directly comparable GAAP measure, by the exclusion of net realized and unrealized gains and losses on investments, net foreign exchange gains (losses) and the associated income tax expense or benefit. The Company’s management believes that Operating (loss) income attributable to common shareholders is useful to investors because it is more reflective of the Company’s core business, as it removes the variability arising from fluctuations in the Company’s fixed maturity investment portfolio, equity investments trading, investments-related derivatives, and net foreign exchange gains (losses) and the associated income tax expense or benefit of those fluctuations. The following is a reconciliation of net income attributable to common shareholders to Operating (loss) income attributable to common shareholders:

	Three months ended June 30,		Six months ended June 30,
(Expressed in Millions)	2019	2018	2019	2018
Net income attributable to common shareholders	$6.6	$97.8	$101.9	$138.3
Adjustment for net realized and unrealized gains on investments	(31.1)	(32.5)	(114.1)	(44.8)
Adjustment for net foreign exchange gains	—	(25.6)	(5.1)	(22.1)
Adjustment for income tax expense (1)	5.1	0.8	16.8	—
Operating (loss) income attributable to common shareholders	$(19.4)	$40.5	$(0.5)	$71.4

(1)         Adjustment for income tax expense represents the income tax expense associated with the adjustment for net realized and unrealized gains on investments and the income tax expense associated with the adjustment for net foreign exchange gains. The income tax impact is estimated by applying the statutory rates of applicable jurisdictions, after consideration of other relevant factors.